                        (Introductory Letter to Customer)

                 (American Savings Bank of Danville Letterhead)

                                                    _______, 1997


Name
Address
City, State, Zip

Dear ______________:

     You may have read recently in the newspaper that American Savings Bank of Danville will soon be converting from a mutual to a stock institution. This conversion will allow customers the opportunity to subscribe for shares of common stock of Vermilion Bancorp, Inc., recently incorporated for the purpose of becoming American Savings Bank 's holding company.

     As a customer, you should have recently received a Prospectus and a Stock Order Form which will allow you to subscribe for shares of Vermilion Bancorp, Inc. should you so desire. In addition, we will be holding several presentations for customers of American Savings Bank in order to review the conversion and the merits of becoming a shareholder in Vermilion Bancorp, Inc. You will receive an invitation shortly.

     If you have any questions please feel free to call the American Savings Bank Stock Information Center in Danville collect at (217) . We look forward to seeing you at our presentation in a couple of weeks.

                                            Sincerely,




                                            Merrill G. Norton
                                            President


This letter is neither an offer to sell nor a solicitation of an offer to buy the shares of common stock of Vermilion Bancorp, Inc. The offer is made only by the Prospectus, which was recently mailed to you. The shares of Vermilion Bancorp, Inc. are not deposits and will not be insured by the Federal Deposit Insurance Corporation or any other governmental agency.

                      (Introductory Letter to Non-customer)

                 (American Savings Bank of Danville Letterhead)

                                                    _______, 1997


Name
Address
City, State, Zip

Dear ______________:

     You may have read recently in the newspaper that American Savings Bank of Danville will soon be converting from a mutual to a stock institution. This conversion will allow customers and local community members the opportunity to subscribe for shares in our proposed holding company, Vermilion Bancorp, Inc.

     Enclosed are a Prospectus and Stock Order Form which will allow you to order shares of common stock of Vermilion Bancorp, Inc. should you so desire. In addition, we will be holding several presentations for friends of American Savings Bank in order to review the Conversion and the merits of becoming a shareholder in Vermilion Bancorp, Inc. You will receive an invitation shortly.

     If you have any questions please feel free to call the American Savings Bank Stock Information Center in Danville collect at (217) . We look forward to seeing you at our presentation in a couple of weeks.

                                            Sincerely,




                                            Merrill G. Norton
                                            President


This letter is neither an offer to sell nor a solicitation of an offer to buy the shares of common stock of Vermilion Bancorp, Inc. The offer is made only by the Prospectus, which was recently mailed to you. The shares of Vermilion Bancorp, Inc. are not deposits and will not be insured by the Federal Deposit Insurance Corporation or any other governmental agency.

                        American Savings Bank of Danville

                              cordially invites you

                         to attend a brief presentation

                                  followed by a

                           question and answer session

                          regarding the stock offering

                           of Vermilion Bancorp, Inc.

                                Please join us at

                                      Place

                                     Address

                                       on

                                      Date

                                  at _____ p.m.

R.S.V.P.
(217) ___-


         This invitation is neither an offer to sell nor a solicitation of an offer to buy shares of common stock of Vermilion Bancorp, Inc.
   The offer is made only by the Prospectus which was recently mailed to you.
            The shares of Vermilion Bancorp, Inc. will not be insured by the Federal Deposit Insurance Corporation or any other governmental agency.

                               (Thank You Letter)

                 (American Savings Bank of Danville Letterhead)

                                                  ___________, 1997



Name
Address
City, State, Zip

Dear ___________:

     On behalf of the directors and officers of American Savings Bank of Danville, I would like to thank you for attending our recent presentation regarding the stock offering of American Savings Bank 's proposed holding company, Vermilion Bancorp, Inc. We are enthusiastic about the stock offering and look forward to completing the Subscription Offering on _________, 1997.

     I hope that you will join me as a shareholder, and once again thank you for your interest.

                                                 Sincerely,



                                                 Director


This letter is neither an offer to sell nor a solicitation of an offer to buy the shares of common stock of Vermilion Bancorp, Inc. The offer is made only by the Prospectus, which was recently mailed to you. The shares of Vermilion Bancorp, Inc. are not deposits and will not be insured by the Federal Deposit Insurance Corporation or any other governmental agency.

                        (Sorry You Were Unable to Attend)

                 (American Savings Bank of Danville Letterhead)


                                                  ___________, 1997



Name
Address
City, State, Zip

Dear ____________:

     I am sorry you were unable to attend our recent presentation regarding American Savings Bank 's mutual-to-stock conversion. The directors and officers are committed to contributing to long- term shareholder value, and we are personally intending to invest an aggregate of $ of our own funds in American Savings Bank 's proposed holding company, Vermilion Bancorp, Inc. We are enthusiastic about the offering of Vermilion Bancorp, Inc. common stock and look forward to completing the Subscription Offering on _____, 1997.

     We have established a Stock Information Center in our main office in Danville to assist you with any questions regarding the conversion and Subscription Offering. Should you require any assistance between now and ______, I encourage you to either stop by or call our Stock Information Center collect at (217) .

     I hope you will join me as a shareholder of Vermilion Bancorp, Inc.

                                               Sincerely,



                                               Director


This letter is neither an offer to sell nor a solicitation of an offer to buy the shares of common stock of Vermilion Bancorp, Inc. The offer is made only by the Prospectus, which was recently mailed to you. The shares of Vermilion Bancorp, Inc. are not deposits and will not be insured by the Federal Deposit Insurance Corporation or any other governmental agency.

                             (Final Reminder Letter)

                 (American Savings Bank of Danville Letterhead)

                                                  ___________, 1997



Name
Address
City, State, Zip

Dear _________:

     Just a quick note to remind you that the deadline for purchasing shares in Vermilion Bancorp, Inc., the proposed holding company for American Savings Bank of Danville, is quickly approaching. I hope you will join me in becoming a shareholder of Illinois's newest publicly owned financial institution holding company.

     The deadline for purchasing shares in the Subscription Offering is ______, 1997. If you have any questions, I hope you will call our Stock Information Center in Danville collect at (217) .

     Once again, I look forward to having you join me as a shareholder in Vermilion Bancorp, Inc.

                                             Sincerely,



                                             Director


This letter is neither an offer to sell nor a solicitation of an offer to buy the shares of common stock of Vermilion Bancorp, Inc. The offer is made only by the Prospectus, which was recently mailed to you. The shares of Vermilion Bancorp, Inc. are not deposits and will not be insured by the Federal Deposit Insurance Corporation or any other governmental agency.